EXHIBIT 99.1

PennantPark Investment Corporation Announces 12.1% Increase of Its Quarterly Distribution to $0.185 per Share and Financial Results for the Quarter Ended December 31, 2022

MIAMI, February 8, 2023 (GLOBE NEWSWIRE) — PennantPark Investment Corporation (NYSE: PNNT) announced today financial results for the first quarter ended December 31, 2022.

HIGHLIGHTS

Quarter ended December 31, 2022 (Unaudited)

($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,196.0
Net assets	$502.9
GAAP net asset value per share	$7.71
Quarterly decrease in GAAP net asset value per share	(14.1)%
Adjusted net asset value per share (2)	$7.60
Quarterly decrease in adjusted net asset value per share (2)	(15.4)%

Credit Facility	$367.3
2026 Notes	$147.0
2026-2 Notes	$161.6
SBA Debentures	$19.7
Regulatory Debt to Equity	1.41x
Weighted average yield on debt investments at quarter-end	11.9%

Operating Results:
Net investment income	$10.3
Net investment income per share	$0.16
Distributions declared per share	$0.165

Portfolio Activity:
Purchases of investments	$86.2
Sales and repayments of investments	$30.6

PSLF Portfolio data:
PSLF investment portfolio	$734.7
Purchases of investments	$16.8
Sales and repayments of investments	$9.0

1.
Includes investments in PennantPark Senior Loan Fund, LLC, or PSLF, an unconsolidated joint venture, totaling $149.2 million, at fair value.
2.
This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of $7.5 million, or $0.11 per share, unrealized gain on our multi-currency, senior secured revolving credit facility with Truist Bank, as amended, the “Credit Facility." The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 12:00 P.M. EST ON February 9, 2023

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Thursday, February 9, 2023 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8193. All callers should reference conference ID #1078579 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page Investor section of PennantPark’s website.

INCREASE OF QUARTERLY DISTRIBUTION TO $0.185 PER SHARE

The Company declares a distribution of $0.185 per share, an increase of 12.1% from the most recent distribution. The distribution is payable on April 3, 2023 to stockholders of record as of March 16, 2023. The distribution is expected to be paid from taxable net investment income. The final specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company’s periodic report filed with the Securities and Exchange Commission.

“We are pleased to announce a substantial increase in our quarterly dividend, which is well covered by our run rate net investment income,” said Arthur Penn, Chairman and CEO. “The past quarter was pivotal in our transition to a more stable, higher earning and higher dividend paying BDC. We have a portfolio that is primarily floating rate senior secured first lien debt and is positioned to perform well in this environment. With the conclusion of our transition from legacy investments, we can move forward strongly with the investment strategy that has served us well over the past seven years.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2022, our portfolio totaled $1,196.0 million, which consisted of $661.2 million of first lien secured debt, $130.8 million of second lien secured debt, $148.6 million of subordinated debt (including $95.4 million in PSLF) and $255.4 million of preferred and common equity (including $53.8 million in PSLF). Our debt portfolio consisted of 96% variable-rate investments and 4% fixed-rate investments. As of December 31, 2022, we had two portfolio companies on non-accrual, representing 2.7% and 1.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $167.5 million as of December 31, 2022. Our overall portfolio consisted of 125 companies with an average investment size of $9.6 million, and a weighted average yield on interest bearing debt investments of 11.9%

As of September 30, 2022, our portfolio totaled $1,226.3 million and consisted of $631.0 million of first lien secured debt, $129.9 million of second lien secured debt, $141.3 million of subordinated debt (including $88.0 million in PSLF) and $324.1 million of preferred and common equity (including $51.1 million in PSLF). Our interest bearing debt portfolio consisted of 96% variable-rate investments and 4% fixed-rate investments. As of September 30, 2022, we had one portfolio company on non-accrual, representing 1% and zero percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $71.0 million as of September 30, 2022. Our overall portfolio consisted of 123 companies with an average investment size of $10.1 million, and a weighted average yield on interest bearing debt investments of 10.8%.

For the three months ended December 31, 2022, we invested $86.2 million in six new and 29 existing portfolio companies with a weighted average yield on debt investments of 11.2%. Sales and repayments of investments for the three months ended December 31, 2022 totaled $30.6 million.

For the three months ended December 31, 2021, we invested $295.1 million in 15 new and 30 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the three months ended December 31, 2021 totaled $132.2 million.

PennantPark Senior Loan Fund, LLC

As of December 31, 2022, PSLF’s portfolio totaled $734.7 million, consisted of 83 companies with an average investment size of $8.9 million and had a weighted average yield on debt investments of 10.6%.

As of September 30, 2022, PSLF’s portfolio totaled $730.1 million, consisted of 80 companies with an average investment size of $9.1 million and had a weighted average yield on debt investments of 9.4%.

For the three months ended December 31, 2022, PSLF invested $16.8 million (of which none were purchased from the Company) in four new and four existing portfolio companies with a weighted average yield on debt investments of 11.4%. PSLF’s sales and repayments of investments for the same period totaled $9.0 million.

For the three months ended December 31, 2021, PSLF invested $50.7 million (of which $48.1million was purchased from the Company) in nine new and two existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSLF’s sales and repayments of investments for the same period totaled $35.6 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations during the three months ended December 31, 2022 and 2021.

Investment Income

For the three months ended December 31, 2022, investment income was $30.0 million, which was attributable to $21.8 million from first lien secured debt, $3.8 million from second lien secured debt, $1.1 million from subordinated debt and $3.3 million from preferred and common equity. For the three months ended December 31, 2021, investment income was $28.3 million, which was attributable to $20.1 million from first lien secured debt, $4.5 million from second lien secured debt, $1.9 million from subordinated debt and $1.8 million from preferred and common equity. The increase in investment income compared to the same period in the prior year was primarily due to the increase in the cost yield of our debt portfolio.

Net Expenses

For the three months ended December 31, 2022, expenses totaled $19.6 million and were comprised of; $9.7 million of debt related interest and expenses, $4.6 million of base management fees, $2.2 million of performance based $1.1 million of general and administrative expenses and $2.0 million of provision for excise taxes. For the three months ended December 31, 2021, expenses totaled $15.8 and were comprised of; $6.9 million of debt-related interest and expenses, $5.1 million of base management fees, $2.6 million of performance based, incentive fees, $1.0 million of general and administrative expenses and $0.2 million of provision for excise taxes. The increase in provision for excise taxes was primarily due to the increase undistributed taxable income as of December 31, 2022 compared to the same period in the prior year.

Net Investment Income

For the three months ended December 31, 2022 and 2021, net investment income totaled $10.3 million, or $0.16 per share, and $12.5 million, or $0.19 per share, respectively. The decrease in net investment income compared to the same period in the prior year was primarily due to an increase in debt related interest and expenses and an increase in the provision for excise tax.

Net Realized Gains or Losses

For the three months ended December 31, 2022 and 2021, net realized gains (losses) totaled $4.1 million and $(26.1) million, respectively. The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three months ended December 31, 2022 and 2021, we reported net change in unrealized appreciation (depreciation) on investments of $(91.6) million and $46.8 million, respectively. As of December 31, 2022 and September 30, 2022, our net unrealized appreciation (depreciation) on investments totaled $(167.5) million and $(75.7) million, respectively. The net change in unrealized depreciation on our investments compared to the same period in the prior year was primarily due to changes in the capital market conditions of our investments and the values at which they were realized.

For the three months ended December 31, 2022 and 2021, the Truist Credit Facility had a net change in unrealized (appreciation) depreciation of $4.4 million and $(1.0) million, respectively. As of December 31, 2022 and September 30, 2022, the net unrealized depreciation on the Truist Credit Facility totaled $13.6 million and $9.2 million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Increase (Decrease) in Net Assets Resulting from Operations

For the three months ended December 31, 2022 and 2021, net increase (decrease) in net assets resulting from operations totaled $(71.9) million, or $(1.10) per share and $25.5 million, or $0.38 per share, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including investment sales and repayments, and income earned, proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

For the three months ended December 31, 2022 and 2021, the annualized weighted average cost of debt inclusive of the fee on the undrawn commitment and amendment costs on the Truist Credit Facility, and amortized upfront fees on SBA debentures, was 5.6% and 4.0%, respectively. As of December 31, 2022 and September 30, 2022, we had $119.1 million and $114.1 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2022 and September 30, 2022, we had $380.9 million and $385.9 million, in outstanding borrowings under the Truist Credit Facility, respectively and the weighted average interest rate of 6.6% and 5.3%, respectively.

As of December 31, 2022 and September 30, 2022, we had cash and cash equivalents of $28.6 million and $52.7 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allows us to effectively operate our business.

For the three months ended December 31, 2022, our operating activities used cash of $9.6 million and our financing activities used cash of $14.8 million. Our operating activities used cash primarily due to our investment activities and our financing activities used cash primarily due to repayments under the Truist Credit Facility.

For the three months ended December 31, 2021, our operating activities used cash of $177.4 million, and our financing activities provided cash of $196.6 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily due to the issuance of the 2026 Notes-2 and borrowings under the Truist Credit Facility.

SHARE REPURCHASE PROGRAM

On February 9, 2022, we announced a share repurchase program which allows us to repurchase up to $25 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The shares may be purchased from time to time at prevailing market prices, through open market transactions, including block transactions. Unless extended by our board of directors, the program, which may be implemented at the discretion of management, will expire on the earlier of March 31, 2023 and the repurchase of $25 million of common stock. During the three months ended December 31, 2022 and 2021, we did not make any repurchases of shares of our common stock, respectively.

DISTRIBUTIONS

During the three months ended December 31, 2022, we declared distributions of $0.165 per share, for total distributions of $10.8 million. For the same periods in the prior year, we declared distributions of $0.12 per share, for total distributions of $8.0 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its annual report on Form 10-K filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share data)

	December 31, 2022 (Unaudited)	September 30, 2022
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$929,937 and $882,513 respectively)	$928,888	$932,155
Non-controlled, affiliated investments (cost— $38,431 and $37,612, respectively)	35,579	34,760
Controlled, affiliated investments (cost— $395,134 and $381,904, respectively)	231,568	259,386
Total of investments (cost—$1,363,502 and $1,302,029, respectively)	1,196,035	1,226,301
Cash and cash equivalents (cost—$28,558 and $52,844, respectively)	28,556	52,666
Interest receivable	4,124	3,593
Receivable for investments sold	—	29,494
Distributions receivable	3,256	2,420
Prepaid expenses and other assets	4,036	4,036
Total assets	1,236,007	1,318,510
Liabilities
Distributions payable	10,762	9,784
Payable for investments purchased	8,325	—
Credit Facility payable, at fair value (cost—$380,920 and $385,920, respectively)	367,308	376,687
2026 Notes payable, net (par—$150,000, respectively)	146,993	146,767
2026 Notes-2 payable, net (par—$165,000, respectively)	161,586	161,373
SBA Debentures payable, net (par—$20,000, respectively)	19,701	19,686
Base-management fee payable, net	4,602	4,849
Incentive fee payable	2,192	—
Interest payable on debt	3,291	6,264
Accrued other expenses	2,155	6,639
Current tax liability	6,183	896
Total liabilities	733,098	732,945
Commitments and contingencies
Net assets
Common stock, 65,224,500 shares issued and outstanding, Par value $0.001 per share and 100,000,000 shares authorized	65	65
Paid-in capital in excess of par value	748,169	748,169
Accumulated deficit	(245,325)	(162,669)
Total net assets	$502,909	$585,565
Total liabilities and net assets	$1,236,007	$1,318,510
Net asset value per share	$7.71	$8.98

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	Three Months Ended December 31, (Unaudited)
	2022	2021
Investment income:
From non-controlled, non-affiliated investments:
Interest	$22,231	$15,540
Payment-in-kind	—	2,410
Other income	487	4,191
From controlled, affiliated investments:
Interest	2,858	2,267
Payment-in-kind	1,131	2,126
Other Income	3,256	1,815
Total investment income	29,963	28,349
Expenses:
Base management fee	4,602	5,109
Performance-based incentive fee	2,192	2,657
Interest and expenses on debt	9,729	6,886
Administrative services expenses	266	250
Other general and administrative expenses	841	723
Expenses before provision for taxes	17,630	15,625
Provision for taxes on net investment income	2,000	200
Net expenses	19,630	15,825
Net investment income	10,333	12,524
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	4,064	5,201
Non-controlled and controlled, affiliated investments	—	(31,274)
Debt extinguishment	—	(1,669)
Net realized gain (loss) on investments and debt	4,064	(27,742)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(50,517)	(49,603)
Non-controlled and controlled, affiliated investments	(41,048)	96,372
Provision for taxes on unrealized appreciation (depreciation) on investments	896	(5,045)
Debt (appreciation) depreciation	4,378	(996)
Net change in unrealized appreciation (depreciation) on investments and debt	(86,291)	40,728
Net realized and unrealized gain (loss) from investments and debt	(82,227)	12,986
Net increase (decrease) in net assets resulting from operations	(71,894)	25,510
Net increase (decrease) in net assets resulting from operations per common share	$(1.10)	$0.38
Net investment income per common share	$0.16	$0.19

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $6.1 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com